18 E. Dover Street
Easton, Maryland 21601
Phone 410-763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2024 First Quarter Financial Results
Easton, Maryland (May 2, 2024) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank” or “SUB”) reported net income for the first quarter of 2024 of $8.2 million or $0.25 per diluted common share compared to a net income of $10.5 million or $0.32 per diluted common share for the fourth quarter of 2023, and net income of $6.5 million or $0.32 per diluted common share for the first quarter of 2023.
First Quarter 2024 Highlights
■Credit Card Fraud - On April 2, 2024, the Bank detected that it had been subjected to fraudulent credit card account openings during the first quarter of 2024 and commenced an investigation. Bad actors used stolen personal information to open Bank-issued credit cards through the Bank’s online credit card activation system. The personal information used had been stolen from individuals who are not customers of the Bank. No existing Bank customers were impacted by this fraudulent activity and the Bank’s core processing system was not compromised. Upon detection, the Bank immediately closed all fraudulently-opened credit card accounts and suspended all credit card activations. The Bank will not open new credit card accounts until its investigation is complete. The Bank is implementing enhanced activity monitoring on all existing cards outstanding.
As a result of the fraudulent activity, the Company recognized a $4.3 million fraud-related expense in the first quarter of 2024 and does not anticipate additional losses related to this event. The majority of the fraud loss, approximately $3.6 million, or 84%, occurred between March 25, 2024 and April 2, 2024. In coordination with the Bank’s credit card processor, management is evaluating the root causes of the fraud event and the preventative and monitoring controls that would have mitigated the fraud loss. Management will also consider in this evaluation whether the credit card product can attain the size and scale needed in the near-term for the Bank to continue as an issuer. The Bank has notified and is actively working with law enforcement to recover a portion of the fraud losses by various means.
The above information was reported on the Company’s Current Report on Form 8-K filed with SEC on April 30, 2024 describing the event. The impact of this event resulted in a $0.10 decrease to basic and diluted earnings per share.
■Return on Average Assets (“ROAA”) - The Company reported ROAA of 0.57% for the first quarter of 2024, compared to 0.72% and 0.75% for the fourth and first quarters of 2023, respectively. Excluding the fraud expense, amortization from core deposit intangibles, and merger-related expenses the Company’s Non-GAAP, ROAA was 0.94% for the first quarter of 2024, compared to 0.88% and 0.84% for the fourth and first quarters of 2023, respectively.
■Stable Net Interest Margin - Net interest margin (“NIM”) remained relatively stable at 3.08% for the first quarter of 2024 from 3.09% for the fourth quarter of 2023. Excluding net accretion interest income of $3.6 million and $3.0 million for the same time periods, NIM decreased six basis points to 2.81% for the first quarter of 2024 from 2.87% for the fourth quarter of 2023.
■Active Management of Deposit Costs - Decreases in rates on higher cost deposit relationships mitigated margin compression in the first quarter of 2024. For the month of March 2024, asset yields grew more quickly than funding costs which positively impacted the Company’s net interest margin and may position the Bank to see positive margin movement during the second quarter of 2024. As a result of decreased rates paid on some deposits and expected seasonal cash outflows in the first quarter of 2024, deposits decreased $201.8 million, or 3.7% to $5.2 billion at March 31, 2024 when compared to December 31, 2023. Liquidity remained relatively stable with the loan to deposit ratio modestly increasing from 86.2% at December 31, 2023 to 89.7% at March 31, 2024. The Bank had no brokered deposits or advances at March 31, 2024.
■Stable Credit Trends - The Company’s total nonperforming assets to total assets for the first quarter of 2024 was 0.28% compared to the fourth quarter of 2023 of 0.23%. The Company’s credit quality metrics remain at historical lows with no signs of significant deterioration or systemic issues within its loan portfolios.
■Branch Closings and Office Space Rationalization - The Company expects to close two branches by the end of the third quarter and to consolidate two office buildings into a single space by the end of the third quarter.

“While the first quarter’s credit card fraud was disappointing, I am pleased with the response of our team after the incident was identified to contain the problem, and that no customers were impacted,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “We are undertaking a comprehensive review of the incident to recover as much of the fraudulent charges as possible and are evaluating our options regarding the future of an in-house credit card program.”
Burke continued, “Active balance sheet management in the first quarter resulted in stabilizing margins and net interest income while continued focus on reducing expenses is expected to enhance future operating leverage. Credit remains stable and we believe we are well positioned to deliver improving profitability in future quarters.”
Balance Sheet Review
Total assets were $5.8 billion at March 31, 2024, a decrease of $185 million or 3.1%, when compared to $6.0 billion at December 31, 2023. The aggregate decrease was primarily due to a decrease in cash and cash equivalents of $257.9 million and investment securities held to maturity of $9.4 million partially offset by an increase in investment securities available for sale of $69.0 million and loans held for investment of $7.7 million. The ratio of the Allowance for Credit Losses (“ACL”) to total loans decreased slightly from 1.24% at December 31, 2023, to 1.23% at March 31, 2024.
The Company’s tangible common equity ratio at March 31, 2024 was 7.11% compared to 6.78% at December 31, 2023. The Company’s Tier 1 and Total Risk-Based Capital Ratios at March 31, 2024 were 9.53% and 11.68%, respectively. The Bank’s Tier 1 and Total Risk-Based Capital Ratios at March 31, 2024 were 10.32% and 11.56%, respectively. Non-owner occupied commercial real estate (“CRE”) loans as a percentage of the Bank’s Tier 1 Capital + ACL at March 31, 2024 and December 31, 2023 were $2.0 billion or 370.0% and $2.0 billion or 382.6%, respectively. Construction loans as a percentage of the Bank’s Tier 1 Capital + ACL at March 31, 2024 and December 31, 2023 were $299.1 million or 54.9% and $299.0 million or 56.7%, respectively.
The Bank's office CRE loan portfolio, which includes owner-occupied and nonowner-occupied CRE loans, was $516.0 million or 11.1% of total loans of $4.6 billion at March 31, 2024. The Bank’s office CRE loan portfolio included $137.7 million or 26.7% of the total with medical tenants and $73.3 million or 14.2% of the total with government or government contractor tenants. There were 513 loans in the office CRE portfolio with an average and median loan size of $1.0 million and $0.4 million, respectively. Loan to Value ("LTV") estimates are less than 70% for $395.8 million or 76.7% of the office CRE portfolio and less than 80% for $490.4 million or 95.0% of the office CRE portfolio.
The Bank had 19 office CRE loans totaling $172.0 million that were greater than $5.0 million at March 31, 2024, compared to 24 office CRE loans totaling $189.8 million at December 31, 2023. The decrease in this portfolio segment was the result of normal amortization and a two large loan payoffs in the quarter. For the office CRE portfolio, at March 31, 2024, the average loan debt-service coverage ratio was 1.7x and average LTV was 57.6%. Of the office CRE portfolio balance, 73% is secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 92% are secured by properties with five stories or less. Of the office CRE loans, $5.8 million will mature and $5.1 million of the office CRE loans will reprice prior to December 31, 2024. Of the office CRE loans, $2.2 million are special mention or substandard.
Total deposits decreased $201.8 million, or 3.7% to $5.2 billion at March 31, 2024 when compared to December 31, 2023. The decrease in total deposits was primarily due to a decrease in time deposits of $15.3 million, demand deposits of $63.6 million, money market and savings of $65.6 million and noninterest-bearing deposits of $57.4 million. The decrease in deposits is primarily attributable to seasonal municipal runoff and disintermediation of interest-sensitive cannabis-related deposits.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances, and brokered deposits decreased $246.3 million from $5.4 billion at December 31, 2023 to $5.2 billion at March 31, 2024. The Bank had no FHLB advances at March 31, 2024 or December 31, 2023 and reduced brokered deposits from $44.5 million at December 31, 2023 to zero at March 31, 2024. The Bank's uninsured deposits at March 31, 2024 were $981.3 million or 18.93% of total deposits. The Bank's uninsured deposits, excluding deposits secured with pledged collateral, at March 31, 2024 were $825.9 million or 15.93% of total deposits. At March 31, 2024, the Bank had approximately $1.2 billion of available liquidity including: $114.6 million in cash, $1.1 billion in secured borrowing capacity at the FHLB and other correspondent banks, and $45.0 million in unsecured lines of credit.
Total stockholders’ equity increased $4.1 million, or 0.8%, when compared to December 31, 2023, primarily due to current year earnings, offset by the cash dividend paid. As of March 31, 2024, the ratio of total equity to total assets was 8.84% and the ratio of total tangible equity to total tangible assets was 7.11% compared to 8.50% and 6.78% at December 31, 2023, respectively.
Management continues to pursue opportunities to increase efficiencies and decrease expenses as a percentage of operating revenues. Following feasibility assessments, management decided to close two branches by the end of the third quarter, subject to regulatory approval. The Onley, VA branch should close on or about July 17, 2024 and the Westgate branch located in Annapolis, MD should close on or about September 30, 2024. Limited growth opportunities within the Eastern Shore of Virginia and a conscientious focus on profitability led to the decision to close the Onley branch. The Westgate branch has limited foot traffic and is located less than a mile from another SUB branch within the City of Annapolis. Customer disruption is expected to be limited. These closures are estimated to cost $0.2 million. The Company is expected to reduce four positions as part of these closings

Additionally, the Company plans to reduce professional office space located in Easton, MD. By the end of the third quarter, a newly renovated office building is expected to be put into service eliminating the need for two currently-occupied office buildings. In the second quarter, the Company expects to begin marketing for sale the two redundant office properties. Recent appraisals on these properties exceed the Bank’s cost bases resulting in no impairment. At the present time the two properties remain in service, are not listed for immediate sale, and are classified as active assets on our balance sheet. Once these properties meet the accounting criteria they will be moved to held for sale.
Review of Quarterly Financial Results
Net interest income was $41.1 million for the first quarter of 2024, compared to $41.5 million for the fourth quarter of 2023 and $25.7 million for the first quarter of 2023. The decrease in net interest income when compared to the fourth quarter of 2023 was primarily due to the increase in interest expense of $0.4 million resulting from an increase in the average balance of interest bearing deposits of $70.9 million. The increase when compared to the first quarter of 2023 was primarily due to the increase in interest and fees on loans, interest on deposits from other banks, a decrease in interest on short-term borrowings partially offset by the increase in interest on deposits and interest on long-term borrowings all significantly impacted by the merger of equals with TCFC in the third quarter of 2023.
The Company’s net interest margin decreased slightly to 3.08% for the first quarter of 2024 from 3.09% for the fourth quarter of 2023 primarily due to an increase in the overall mix of interest-bearing deposits compared to noninterest-bearing deposits. Average interest-bearing deposits increased $70.9 million which resulted in a two basis point rate increase. In addition to the change in deposit mix, rates on money market and time deposits also increased, which were partly offset by lower rates on demand deposits. The Company’s net interest margin decreased to 3.08% for the first quarter of 2024 from 3.18% for the first quarter of 2023. Comparing the first quarter of 2024 to the first quarter of 2023, the Company’s interest-earning asset yields increased 98 basis points to 5.32% from 4.34%, while the cost of funds repriced at a faster pace resulting in an increase of 109 basis points to 2.31% from 1.22% for the same period.
The provision for credit losses was $0.4 million for the three months ended March 31, 2024. The comparable amounts were $0.9 million for the three months ended December 31, 2023, and $1.2 million for the three months ended March 31, 2023. The decrease in the provision for credit losses for the first quarter of 2024 compared to the fourth quarter of 2023 was primarily related to more optimistic short-term forecasts for unemployment and Gross Domestic Product (“GDP”). Coverage ratios were 1.23% and 1.24% for the three months ended March 31, 2024 and December 31, 2023, respectively. The decrease in the provision for credit losses when compared to the first quarter of 2023 was primarily due to improved economic factors and forecasts. Net charge-offs for the first quarter of 2024 were $0.6 million compared to net charge-offs of $0.5 million for the fourth quarter of 2023 and net charge offs of $20,000 for the first quarter of 2023.
At March 31, 2024 and December 31, 2023, nonperforming assets were $16.4 million or 0.28% of total assets and $13.7 million, or 0.23% of total assets, respectively. The balance of nonperforming assets increased primarily due to an increase in repossessed marine loans of $1.8 million and an increase of $0.8 million in loans 90 days past due and still accruing. When comparing March 31, 2024 to March 31, 2023, nonperforming assets increased $13.7 million, primarily due to increases in nonaccrual loans of $10.9 million, an increase in repossessed marine loans of $1.8 million, and an increase of $0.9 million in loans 90 days past due and still accruing almost entirely impacted by the merger with TCFC in the third quarter of 2023.
Total noninterest income for the first quarter of 2024 was $6.6 million, a decrease of $1.0 million from $7.5 million for the fourth quarter of 2023 and an increase $1.2 million from $5.3 million for the first quarter of 2023. The decrease from the fourth quarter of 2023 was primarily due to other noninterest income which included decreases in other fees on bank services and other loan fee income, decreases in mortgage banking revenue and trust and investment fee income. The increase from the first quarter of 2023 was primarily due to other noninterest income which included increases in other loan fee income, gains on life insurance contracts, an increase in credit card income, increases in trust and investment fee income and interchange credits all a result of the merger in the third quarter of 2023.
Total noninterest expense of $36.7 million for the first quarter of 2024 increased $3.0 million when compared to the fourth quarter of 2023 expense of $33.7 million and increased $15.8 million when compared to the first quarter of 2023 expense of $20.9 million. The increase from the fourth quarter of 2023 was primarily due to credit card fraud expense of $4.3 million, and an increase in employee benefits of $0.7 million partially offset by decreases in salaries and wages expense of $1.0 million, merger related expenses of $0.6 million, and FDIC insurance premium expense of $0.6 million. The increase from the first quarter of 2023 was primarily due to the operation of a larger branch network due to the merger with TCFC which significantly impacted almost all expense line items. Unrelated to the merger were the fraud expenses in the first quarter of 2024 previously mentioned above.
Subsequent Event
On May 1, 2024, the Company’s board of directors declared a quarterly common stock dividend in the amount of $0.12 per share, payable May 31, 2024 to stockholders of record on May 16, 2024.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in title work related to real estate transactions through its wholly-owned subsidiary, Mid-Maryland Title Company, Inc. and in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; the impact of recent or future changes in FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; the Company’s evaluation of the effect of the credit card fraud on the Company’s internal controls over financial reporting and its ability to remediate the existing material weakness identified in its internal control over financial reporting; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2023 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Todd Capitani, Executive Vice President, and Chief Financial Officer, 240-427-1068

Shore Bancshares, Inc.
Financial Highlights (Unaudited)

	For the Three Months Ended March 31,
(Dollars in thousands, except per share data)	2024	2023	Change

PROFITABILITY FOR THE PERIOD
Net interest income	$41,135	$25,664	60.3%
Provision for credit losses	407	1,213	(66.4)
Noninterest income	6,567	5,334	23.1
Noninterest expense	36,698	20,893	75.6
Income before income taxes	10,597	8,892	19.2
Income tax expense	2,413	2,435	(0.9)
Net income	$8,184	$6,457	26.7

Return on average assets	0.57%	0.75%	(18)	bp
Return on average assets excluding amortization of intangibles, merger related expenses and credit card fraud losses - Non-GAAP (1) (2)	0.94	0.84	10
Return on average equity	6.38	7.25	(87)
Return on average tangible equity - Non-GAAP (1), (2)	13.39	10.09	330
Interest rate spread	2.34	2.69	(35)
Net interest margin	3.08	3.18	(10)
Efficiency ratio - GAAP	76.93	67.40	953
Efficiency ratio - Non-GAAP (1)	62.37	63.67	(130)
Non-interest income to avg assets	0.46	0.62	(16)
Non-interest expense to avg assets	2.56	2.42	14
Net operating expense to avg assets	2.10	1.80	30

PER SHARE DATA
Basic and diluted net income per common share	$0.25	$0.32	(21.9)%

Dividends paid per common share	$0.12	$0.12	—%
Book value per common share at period end	15.51	18.17	(14.6)
Tangible book value per common share at period end - Non-GAAP (1)	12.24	14.74	(17.0)
Market value at period end	11.50	14.28	(19.5)
Market range:
High	14.38	18.15	(20.8)
Low	10.56	14.00	(24.6)

AVERAGE BALANCE SHEET DATA
Loans	$4,655,183	$2,611,644	78.2%
Investment securities	655,323	654,193	0.2
Earning assets	5,387,782	3,279,686	64.3
Assets	5,774,824	3,506,336	64.7
Deposits	5,142,658	2,968,448	73.2
Short-term and Long Term FHLB advances	4,000	113,972	(96.5)
Subordinated Debt & TRUPS	72,418	43,108	68.0
Stockholders' equity	515,976	361,174	42.9
____________________________________
(1)See the reconciliation table that begins on page 21.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 21.

Shore Bancshares, Inc.
Financial Highlights (Unaudited) - Continued

	For the Three Months Ended March 31,
(Dollars in thousands, except per share data)	2024	2023	Change

CREDIT QUALITY DATA
Net charge-offs	$565	$20	2,725.0%

Nonaccrual loans	$12,776	$1,894	574.6%
Loans 90 days past due and still accruing	1,560	611	155.3
Other real estate owned and Repossessed Property	2,024	179	1,030.7
Total nonperforming assets	16,360	2,684	509.5
Borrowers experiencing financial difficulty ("BEFD") (still accruing)	—	—	—
Total nonperforming assets and BEFD modifications	$16,360	$2,684	509.5

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.84%	10.18%	(134)	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	7.11	8.41	(130)

Annualized net charge-offs to average loans	0.05%	—%	5	bp

Allowance for credit losses as a percent of:
Period-end loans	1.23%	1.07%	16	bp
Nonaccrual loans	448.78	1,502.85	(105,407)
Nonperforming assets	350.46	1,060.51	(71,005)
Accruing BEFD modifications	—	—	—
Nonperforming assets and accruing BEFDs	350.46	1,060.51	(71,005)

As a percent of total loans:
Nonaccrual loans	0.27%	0.07%	20	bp

As a percent of total loans, other real estate owned, and repossessed property
Nonperforming assets	0.35%	0.10%	25	bp

As a percent of total assets:
Nonaccrual loans	0.22%	0.05%	17	bp
Nonperforming assets	0.28%	0.08%	20
____________________________________
(1)See the reconciliation table that begins on page 21.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 21.

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

				March 31, 2024	March 31, 2024
				compared to	compared to
(In thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023

ASSETS
Cash and due from banks	$43,079	$63,172	$23,863	(31.8)%	80.5%
Interest-bearing deposits with other banks	71,481	309,241	13,846	(76.9)	416.3
Cash and cash equivalents	114,560	372,413	37,709	(69.2)	203.8

Investment securities available for sale (at fair value)	179,496	110,521	81,525	62.4	120.2
Investment securities held to maturity (net of allowance for credit losses of $116 (March 31, 2024), $94 (December 31, 2023), $0 (March 31, 2023)) at amortized cost)	503,822	513,188	549,096	(1.8)	(8.2)
Equity securities, at fair value	5,681	5,703	1,258	(0.4)	351.6
Restricted securities	17,863	17,900	15,067	(0.2)	18.6
Loans held for sale, at fair value	13,767	8,782	3,514	56.8	291.8

Loans held for investment	4,648,725	4,641,010	2,668,681	0.2	74.2
Less: allowance for credit losses	(57,336)	(57,351)	(28,464)	—	(101.4)
Loans, net	4,591,389	4,583,659	2,640,217	0.2	73.9
Premises and equipment, net	83,084	82,386	50,516	0.8	64.5
Goodwill	63,266	63,266	63,266	—	—
Other intangible assets, net	45,515	48,090	5,106	(5.4)	791.4
Other real estate owned, net	179	179	179	—	—
Repossessed property, net	1,845	—	—	—	—
Mortgage servicing rights, at fair value	5,821	5,926	5,310	(1.8)	9.6
Right of use assets, net	12,153	12,487	9,344	(2.7)	30.1
Cash surrender value on life insurance	102,321	101,704	59,711	0.6	71.4
Accrued interest receivable	19,541	19,217	8,218	1.7	137.8
Deferred income taxes	38,978	40,707	10,436	(4.2)	273.5
Other assets	26,423	24,790	13,222	6.6	99.8
Total assets	$5,825,704	$6,010,918	$3,553,694	(3.1)	63.9

LIABILITIES
Noninterest-bearing deposits	$1,200,680	$1,258,037	$808,679	(4.6)%	48.5%
Interest-bearing deposits	3,983,599	4,128,083	2,185,883	(3.5)	82.2
Total deposits	5,184,279	5,386,120	2,994,562	(3.7)	73.1

Advances from FHLB - short-term	—	—	131,500	—	(100.0)
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS")	29,237	29,158	18,445	0.3	58.5
Subordinated debt	43,322	43,139	24,705	0.4	75.4
Total borrowings	72,559	72,297	174,650	0.4	(58.5)

Lease liabilities	12,552	12,857	9,642	(2.4)	30.2
Accrued expenses and other liabilities	41,086	28,509	13,202	44.1	211.2
Total liabilities	$5,310,476	$5,499,783	$3,192,056	(3.4)	66.4

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 50,000,000 shares	$332	$332	$199	—	66.8
Additional paid in capital	356,464	356,007	201,736	0.1	76.7
Retained earnings	166,490	162,290	167,864	2.6	(0.8)
Accumulated other comprehensive loss	(8,058)	(7,494)	(8,161)	(7.5)	1.3
Total stockholders' equity	515,228	511,135	361,638	0.8	42.5
Total liabilities and stockholders' equity	$5,825,704	$6,010,918	$3,553,694	(3.1)	63.9

Period-end common shares outstanding	$33,211	$33,162	$19,898	0.1	66.9
Book value per common share	$15.51	$15.41	$18.17	0.6	(14.6)

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended March 31,
(In thousands, except per share data)	2024	2023	% Change

INTEREST INCOME
Interest and fees on loans	$65,754	$30,828	113.3%
Interest on investment securities:
Taxable	4,419	4,064	8.7
Tax-exempt	6	7	(14.3)
Interest on deposits with other banks	960	163	489.0
Total interest income	$71,139	$35,062	102.9

INTEREST EXPENSE
Interest on deposits	$28,497	$7,281	291.4
Interest on short-term borrowings	56	1,361	(95.9)
Interest on long-term borrowings	1,451	756	91.9
Total interest expense	$30,004	$9,398	219.3

NET INTEREST INCOME	$41,135	$25,664	60.3
Provision for credit losses	407	1,213	(66.4)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	$40,728	$24,451	66.6

NONINTEREST INCOME
Service charges on deposit accounts	$1,507	$1,213	24.2
Trust and investment fee income	734	432	69.9
Interchange credits	1,587	1,212	30.9
Mortgage-banking revenue	801	977	(18.0)
Title Company revenue	78	137	(43.1)
Other noninterest income	1,860	1,363	36.5
Total noninterest income	$6,567	$5,334	23.1

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited) - Continued

	For the Three Months Ended March 31,
(In thousands, except per share data)	2024	2023	% Change

NONINTEREST EXPENSE
Salaries and wages	$11,852	$8,684	36.5%
Employee benefits	4,097	2,921	40.3
Occupancy expense	2,416	1,619	49.2
Furniture and equipment expense	904	534	69.3
Data processing	2,867	1,798	59.5
Directors' fees	295	250	18.0
Amortization of intangible assets	2,576	441	484.1
FDIC insurance premium expense	1,150	371	210.0
Other real estate owned, net	—	(1)	100.0
Legal and professional fees	1,599	750	113.2
Fraud losses (1)	4,502	67	6,619.4
Merger related expenses	—	691	(100.0)
Other noninterest expenses	4,440	2,768	60.4
Total noninterest expense	$36,698	$20,893	75.6

Income before income taxes	$10,597	$8,892	19.2
Income tax expense	2,413	2,435	(0.9)
NET INCOME	$8,184	$6,457	26.7

Weighted average shares outstanding - basic and diluted	33,337	19,886	67.6

Basic and diluted net income per common share	$0.25	$0.32	(21.9)

Dividends paid per common share	$0.12	$0.12	—
____________________________________
(1)Fraud losses includes $4.3 million of credit card fraud losses for the quarter ended March 31, 2024.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	For the Three Months Ended						For the Three Months Ended
	March 31, 2024			March 31, 2023			March 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,361,636	$18,492	5.46%	$881,799	$10,507	4.83%	$1,361,636	$18,492	5.46%	$1,331,150	$18,653	5.56%
Commercial real estate	2,722,600	38,604	5.70	1,279,923	15,173	4.81	2,722,600	38,604	5.70	2,728,094	38,730	5.63
Commercial	219,884	4,097	7.49	142,797	1,819	5.17	219,884	4,097	7.49	221,342	4,295	7.70
Consumer	329,118	4,272	5.22	297,528	3,274	4.46	329,118	4,272	5.22	333,807	3,859	4.59
State and political	1,473	16	4.37	978	9	3.73	1,473	16	4.37	1,290	13	4.00
Credit Cards	7,457	167	9.01	—	—	—	7,457	167	9.01	6,320	166	10.42
Other	13,015	183	5.66	8,619	84	3.91	13,015	183	5.66	17,464	277	6.29
Total Loans	4,655,183	65,831	5.69	2,611,644	30,866	4.79	4,655,183	65,831	5.69	4,639,467	65,993	5.64

Investment securities
Taxable	654,663	4,419	2.70	653,527	4,064	2.49	654,663	4,419	2.70	619,259	3,992	2.58
Tax-exempt (1)	660	8	4.85	666	9	5.41	660	8	4.85	661	8	4.84
Interest-bearing deposits	77,276	960	5.00	13,849	163	4.77	77,276	960	5.00	80,446	1,224	6.04
Total earning assets	5,387,782	71,218	5.32	3,279,686	35,102	4.34	5,387,782	71,218	5.32	5,339,833	71,217	5.29
Cash and due from banks	49,499			28,602			49,499			63,506
Other assets	395,023			228,054			395,023			399,409
Allowance for credit losses	(57,480)			(30,006)			(57,480)			(57,308)
Total assets	$5,774,824			$3,506,336			$5,774,824			$5,745,440

	For the Three Months Ended						For the Three Months Ended
	March 31, 2024			March 31, 2023			March 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-bearing liabilities
Demand deposits	$1,110,524	$6,362	2.30%	$694,894	$3,236	1.89%	$1,110,524	$6,362	2.30%	$1,117,117	$6,673	2.37%
Money market and savings deposits	1,669,074	10,160	2.45	1,004,553	2,374	0.96	1,669,074	10,160	2.45	1,605,930	8,330	2.06
Brokered deposits	20,465	251	4.93	—	—	—	20,465	251	4.93	92,840	1,347	5.76
Certificates of deposit $100,000 or more	762,210	7,675	4.05	241,436	1,076	1.81	762,210	7,675	4.05	701,051	6,898	3.90
Other time deposits	417,362	4,049	3.90	207,403	595	1.16	417,362	4,049	3.90	391,820	4,885	4.95
Interest-bearing deposits (4)	3,979,635	28,497	2.88	2,148,286	7,281	1.37	3,979,635	28,497	2.88	3,908,758	28,133	2.86
Advances from FHLB - short-term	4,000	56	5.63	113,972	1,361	4.84	4,000	56	5.63	1,141	16	5.56
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,418	1,451	8.06	43,108	756	7.11	72,418	1,451	8.06	72,155	1,462	8.04
Total interest-bearing liabilities	4,056,053	30,004	2.98	2,305,366	9,398	1.65	4,056,053	30,004	2.98	3,982,054	29,611	2.95
Noninterest-bearing deposits	1,163,023			820,162			1,163,023			1,228,060
Accrued expenses and other liabilities	39,772			19,634			39,772			28,286
Stockholders' equity	515,976			361,174			515,976			507,040
Total liabilities and stockholders' equity	$5,774,824			$3,506,336			$5,774,824			$5,745,440

Net interest income		$41,214			$25,704			$41,214			$41,606

Net interest spread			2.34%			2.69%			2.34%			2.34%
Net interest margin			3.08%			3.18%			3.08%			3.09%
Cost of Funds			2.31%			1.22%			2.31%			2.25%
Cost of Deposits			2.23%			0.99%			2.23%			2.17%
Cost of Debt			7.93%			5.47%			7.93%			8.00%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.2 million, $0.5 million and $4.8 million of accretion interest on loans for the three months ended March 31, 2024 and 2023, and December 31, 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit discount and amortization of borrowing fair value adjustments. There were $(0.4) million, $0.1 million and $(1.5) million of amortization of deposits premium, and $(0.2) million, $(47,000), and $(0.2) million of amortization of borrowing fair value adjustments for the three months ended March 31, 2024 and 2023, and December 31, 2023, respectively.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	3/31/2024		3/31/2024
	2024	2023	2023	2023	2023	compared to		compared to
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2023		Q1 2023
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$41,214	$41,606	$45,702	$22,545	$25,704	(0.9)%		60.3%
Less: Taxable-equivalent adjustment	79	81	80	51	40	(2.5)		97.5
Net interest income	41,135	41,525	45,622	22,494	25,664	(0.9)		60.3
Provision for credit losses	407	896	28,176	667	1,213	(54.6)		(66.5)
Noninterest income	6,567	7,548	14,984	5,294	5,334	(13.0)		23.1
Noninterest expense	36,698	33,670	47,158	21,608	20,893	9.0		75.6
Income/(loss) before income taxes	10,597	14,507	(14,728)	5,513	8,892	(27.0)		19.2
Income tax expense/ (benefit)	2,413	4,017	(4,991)	1,495	2,435	(39.9)		(0.9)
Net income/ (loss)	$8,184	$10,490	$(9,737)	$4,018	$6,457	(22.0)		26.7

Return on average assets	0.57%	0.72%	(0.67)%	0.45%	0.75%	(15)	bp	(18)	bp
Return on average assets excluding amortization of intangibles, fraud losses and merger related expenses - Non-GAAP (1), (2)	0.94	0.88	0.01	0.59	0.84	6		10
Return on average equity	6.38	8.21	(7.25)	4.49	7.25	(183)		(87)
Return on average tangible equity - Non-GAAP (1), (2)	13.39	12.88	1.74	7.16	10.09	51		330
Net interest margin	3.08	3.09	3.35	2.68	3.18	(1)		(10)
Efficiency ratio - GAAP	76.93	68.61	77.81	77.76	67.40	832		953
Efficiency ratio - Non-GAAP (1)	62.37	61.99	47.19	71.75	63.67	38		(130)

PER SHARE DATA
Basic and diluted net income/(loss) per common share	$0.25	$0.32	$(0.29)	$0.20	$0.32	(21.9)%		(21.9)%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	15.51	15.41	15.14	18.24	18.17	0.6		(14.6)
Tangible book value per common share at period end - Non-GAAP (1)	12.24	12.06	11.70	14.83	14.74	1.5		(17.0)
Market value at period end	11.50	14.25	10.52	11.56	14.28	(19.3)		(19.5)
Market range:
High	14.38	14.51	13.37	14.45	18.15	(0.9)		(20.8)
Low	10.56	9.66	10.27	10.65	14.00	9.3		(24.6)
____________________________________
(1)See the reconciliation table (Non-GAAP) that begins on page 21.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 21.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) - Continued

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	3/31/2024	3/31/2024
	2024	2023	2023	2023	2023	compared to	compared to
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2023	Q1 2023

AVERAGE BALANCE SHEET DATA
Loans	$4,655,183	$4,639,467	$4,562,748	$2,709,944	$2,611,644	0.34%	78.25%
Investment securities	655,323	619,920	778,744	645,842	654,193	5.71	0.17
Earning assets	5,387,782	5,339,833	5,404,572	3,369,183	3,279,686	0.90	64.28
Assets	5,774,824	5,745,440	5,769,312	3,596,311	3,506,336	0.51	64.70
Deposits	5,142,658	5,136,818	5,066,886	2,908,662	2,968,448	0.11	73.24
Short-term and Long Term FHLB advances	4,000	1,141	70,348	261,797	113,972	250.57	(96.49)
Subordinated Debt & TRUPS	72,418	72,155	71,907	43,185	43,108	0.36	67.99
Stockholders' equity	515,976	507,040	533,114	363,225	361,174	1.76	42.86

CREDIT QUALITY DATA
Net charge offs	$565	$500	$1,449	$50	$20	13.00%	2,725.00%

Nonaccrual loans	$12,776	$12,784	$8,982	$3,481	$1,894	(0.06)%	574.55%
Loans 90 days past due and still accruing	1,560	738	2,149	1,065	611	111.38	155.32
Other real estate owned and repossessed property	2,024	179	179	179	179	1,030.73	1,030.73
Total nonperforming assets	$16,360	$13,701	$11,310	$4,725	$2,684	19.41	509.54

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) - Continued

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	3/31/2024		3/31/2024
	2024	2023	2023	2023	2023	compared to		compared to
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2023		Q1 2023

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.84%	8.50%	8.79%	9.97%	10.18%	34	bp	(134)	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	7.11	6.78	6.93	8.26	8.41	33		(130)

Annualized net charge-offs to average loans	0.05%	0.04%	0.13%	0.01%	—%	1	bp	5	bp

Allowance for credit losses as a percent of:
Period-end loans (3)	1.23%	1.24%	1.24%	1.05%	1.07%	(1)	bp	16	bp
Period-end loans (4)	1.23	1.24	1.24	1.05	1.07	(1)		16
Nonaccrual loans	448.78	448.62	635.17	833.50	1502.85	16		(105,407)
Nonperforming assets	350.46	418.59	504.43	614.05	1060.51	(6,813)		(71,005)

As a percent of total loans:
Nonaccrual loans	0.27%	0.28%	0.19%	0.13%	0.07%	(1)	bp	20	bp

As a percent of total loans, other real estate owned, and repossessed property
Nonperforming assets	0.35%	0.30%	0.24%	0.17%	0.10%	5	bp	25	bp

As a percent of total assets:
Nonaccrual loans	0.22%	0.21%	0.16%	0.10%	0.05%	1	bp	17	bp
Nonperforming assets	0.28	0.23	0.20	0.13	0.08	5		20
____________________________________
(1)See the reconciliation table (Non-GAAP) that begins on page 21.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 21.
(3)Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)For 2023, this ratio excludes only PPP loans given the Company’s adoption of the CECL standard.

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

						March 31, 2024	March 31, 2024
						compared to	compared to
(In thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	March 31, 2023

ASSETS
Cash and due from banks	$43,079	$63,172	$68,097	$35,423	$23,863	(31.8)%	80.5%
Interest-bearing deposits with other banks	71,481	309,241	40,612	10,404	13,846	(76.9)	416.3
Cash and cash equivalents	114,560	372,413	108,709	45,827	37,709	(69.2)	203.8

Investment securities available for sale (at fair value)	179,496	110,521	79,143	78,069	81,525	62.4	120.2
Investment securities held to maturity (net of allowance for credit losses of $116 (March 31, 2024), $94 (December 31,2023), $126 ( September 30, 2023), $163 (June 30, 2023) and $0 (March 31, 2023)) at amortized cost)	503,822	513,188	523,051	536,970	549,096	(1.8)	(8.2)
Equity securities, at fair value	5,681	5,703	5,434	1,245	1,258	(0.4)	351.6
Restricted securities	17,863	17,900	13,361	21,208	15,067	(0.2)	18.6

Loans held for sale, at fair value	13,767	8,782	14,725	6,845	3,514	56.8	291.8

Loans held for investment	4,648,725	4,641,010	4,617,719	2,753,223	2,668,681	0.2	74.2
Less: allowance for credit losses	(57,336)	(57,351)	(57,051)	(29,014)	(28,464)	—	(101.4)
Loans, net	4,591,389	4,583,659	4,560,668	2,724,209	2,640,217	0.2	73.9

Premises and equipment, net	83,084	82,386	81,149	51,036	50,516	0.8	64.5
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	45,515	48,090	50,685	4,671	5,106	(5.4)	791.4
Other real estate owned, net	179	179	179	179	179	—	—
Repossessed property, net	1,845	—	—	—	—	—	—
Mortgage servicing rights, at fair value	5,821	5,926	5,890	5,466	5,310	(1.8)	9.6
Right of use assets, net	12,153	12,487	12,741	9,077	9,344	(2.7)	30.1
Cash surrender value on life insurance	102,321	101,704	100,950	60,150	59,711	0.6	71.4
Accrued interest receivable	19,541	19,217	15,683	8,778	8,218	1.7	137.8
Deferred income taxes	38,978	40,707	45,346	10,879	10,436	(4.2)	273.5
Other assets	26,423	24,790	24,392	13,756	13,222	6.6	99.8

Total assets	$5,825,704	$6,010,918	$5,705,372	$3,641,631	$3,553,694	(3.1)	63.9

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited) - Continued

						March 31, 2024	March 31, 2024
						compared to	compared to
(In thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	March 31, 2023

LIABILITIES
Noninterest-bearing deposits	$1,200,680	$1,258,037	$1,211,401	$778,963	$808,679	(4.6)%	48.5
Interest-bearing deposits	3,983,599	4,128,083	3,897,343	2,158,563	2,185,883	(3.5)	82.2
Total deposits	5,184,279	5,386,120	5,108,744	2,937,526	2,994,562	(3.7)	73.1

Advances from FHLB - short-term	—	—	—	276,000	131,500	—	(100.0)
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS")	29,237	29,158	29,079	18,492	18,445	0.3	58.5
Subordinated debt	43,322	43,139	42,956	24,735	24,705	0.4	75.4
Total borrowings	72,559	72,297	72,035	319,227	174,650	0.4	(58.5)

Lease liabilities	12,552	12,857	13,082	9,392	9,642	(2.4)	30.2
Accrued expenses and other liabilities	41,086	28,509	9,933	12,346	13,202	44.1	211.2
Total liabilities	5,310,476	5,499,783	5,203,794	3,278,491	3,192,056	(3.4)	66.4

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 50,000,000 shares	332	332	331	199	199	—	66.8
Additional paid in capital	356,464	356,007	355,575	202,008	201,736	0.1	76.7
Retained earnings	166,490	162,290	155,781	169,494	167,864	2.6	(0.8)
Accumulated other comprehensive loss	(8,058)	(7,494)	(10,109)	(8,561)	(8,161)	(7.5)	1.3
Total stockholders' equity	515,228	511,135	501,578	363,140	361,638	0.8	42.5
						—	—
Total liabilities and stockholders' equity	$5,825,704	$6,010,918	$5,705,372	$3,641,631	$3,553,694	(3.1)	63.9

Period-end common shares outstanding	33,211	33,162	33,136	19,907	19,898	0.1	66.9
Book value per common share	$15.51	$15.41	$15.14	$18.24	$18.17	0.6	(14.6)

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						3/31/2024	3/31/2024
						compared to	compared to
(In thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2023	Q1 2023

INTEREST INCOME
Interest and fees on loans	$65,754	$65,914	$64,869	$32,729	$30,828	(0.2)%	113.3%
Interest on investment securities:
Taxable	4,419	3,992	5,047	3,729	4,064	10.7	8.7
Tax-exempt	6	6	27	5	7	—	(14.3)
Interest on federal funds sold	—	—	92	—	—	—	—
Interest on deposits with other banks	960	1,224	1,213	170	163	(21.6)	489.0
Total interest income	71,139	71,136	71,248	36,633	35,062	—	102.9

INTEREST EXPENSE
Interest on deposits	28,497	28,133	23,473	9,914	7,281	1.3	291.4
Interest on short-term borrowings	56	16	692	3,449	1,361	250.0	(95.9)
Interest on long-term borrowings	1,451	1,462	1,461	776	756	(0.8)	91.9
Total interest expense	30,004	29,611	25,626	14,139	9,398	1.3	219.3

NET INTEREST INCOME	41,135	41,525	45,622	22,494	25,664	(0.9)	60.3
Provision for credit losses	407	896	28,176	667	1,213	(54.6)	(66.4)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	40,728	40,629	17,446	21,827	24,451	0.2	66.6

NONINTEREST INCOME
Service charges on deposit accounts	1,507	1,519	1,505	1,264	1,213	(0.8)	24.2
Trust and investment fee income	734	844	1,933	399	432	(13.0)	69.9
Loss on sales and calls of investment securities	—	—	(2,166)	—	—	—	—
Interchange credits	1,587	1,633	1,557	1,311	1,212	(2.8)	30.9
Mortgage-banking revenue	801	1,105	1,377	1,054	977	(27.5)	(18.0)
Title Company revenue	78	139	89	186	137	(43.9)	(43.1)
Bargain purchase gain	—	—	8,816	—	—	—	—
Other noninterest income	1,860	2,308	1,873	1,080	1,363	(19.4)	36.5
Total noninterest income	$6,567	$7,548	$14,984	$5,294	$5,334	(13.0)	23.1

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						3/31/2024	3/31/2024
						compared to	compared to
(In thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2023	Q1 2023

NONINTEREST EXPENSE
Salaries and wages	$11,852	$12,823	$14,183	$8,955	$8,684	(7.6)%	36.5%
Employee benefits	4,097	3,389	3,607	2,440	2,921	20.9	40.3
Occupancy expense	2,416	2,328	2,245	1,599	1,619	3.8	49.2
Furniture and equipment expense	904	790	750	477	534	14.4	69.3
Data processing	2,867	2,762	2,485	1,739	1,798	3.8	59.5
Directors' fees	295	426	295	185	250	(30.8)	18.0
Amortization of intangible assets	2,576	2,595	2,634	435	441	(0.7)	484.1
FDIC insurance premium expense	1,150	1,733	618	758	371	(33.6)	210.0
Other real estate owned expenses, net	—	—	2	—	(1)	—	100.0
Legal and professional fees	1,599	1,411	1,217	959	750	13.3	113.2
Fraud losses (1)	4,502	503	262	47	67	795.0	6619.4
Merger related expenses	—	602	14,866	1,197	691	(100.0)	(100.0)
Other noninterest expenses	4,440	4,308	3,994	2,817	2,768	3.1	60.4
Total noninterest expense	36,698	33,670	47,158	21,608	20,893	9.0	75.6

Income/(loss) before income taxes	10,597	14,507	(14,728)	5,513	8,892	(27.0)	19.2
Income tax expense/(benefit)	2,413	4,017	(4,991)	1,495	2,435	(39.9)	(0.9)
NET INCOME/(LOSS)	$8,184	$10,490	$(9,737)	$4,018	$6,457	(22.0)	26.7

Weighted average shares outstanding - basic and diluted	33,337	33,322	33,246	19,903	19,886	0.1	67.6

Basic and diluted net income/(loss) per common share	$0.25	$0.32	$(0.29)	$0.20	$0.32	(21.9)	(21.9)

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—
____________________________________
(1)Fraud losses includes $4.3 million of credit card fraud losses for the quarter ended March 31, 2024.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets By Quarter (Unaudited)

	Q1 2024			Q4 2023			Q3 2023			Q2 2023			Q1 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,361,636	$18,492	5.46%	$1,331,150	$18,653	5.56%	$1,141,707	$14,548	5.06%	$946,545	$10,876	4.61%	$881,799	$10,507	4.83%
Commercial real estate	2,722,600	38,604	5.70	2,728,094	38,730	5.63	2,831,569	40,536	5.68	1,292,406	15,620	4.85	1,279,923	15,173	4.81
Commercial	219,884	4,097	7.49	221,342	4,295	7.70	233,756	5,315	9.02	137,554	2,177	6.35	142,797	1,819	5.17
Consumer	329,118	4,272	5.22	333,807	3,859	4.59	332,486	4,183	4.99	323,798	3,983	4.93	297,528	3,274	4.46
State and political	1,473	16	4.37	1,290	13	4.00	929	10	4.27	900	8	3.57	978	9	3.73
Credit Cards	7,457	167	9.01	6,320	166	10.42	6,164	149	9.59	—	—	—	—	—	—
Other	13,015	183	5.66	17,464	277	6.29	16,137	201	4.94	8,741	116	5.37	8,619	84	3.91
Total Loans	4,655,183	65,831	5.69	4,639,467	65,993	5.64	4,562,748	64,942	5.65	2,709,944	32,780	4.85	2,611,644	30,866	4.79

Investment securities
Taxable	654,663	4,419	2.70	619,259	3,992	2.58	778,081	5,047	2.59	645,178	3,729	2.32	653,527	4,064	2.49
Tax-exempt (1)	660	8	4.85	661	8	4.84	663	34	20.51	664	6	3.62	666	9	5.41
Federal funds sold	—	—	—	—	—	—	7,533	92	4.85	—	—	—	—	—	—
Interest-bearing deposits	77,276	960	5.00	80,446	1,224	6.04	55,547	1,213	8.66	13,397	170	5.09	13,849	163	4.77
Total earning assets	5,387,782	71,218	5.32	5,339,833	71,217	5.29	5,404,572	71,328	5.24	3,369,183	36,685	4.37	3,279,686	35,102	4.34
Cash and due from banks	49,499			63,506			51,714			29,923			28,602
Other assets	395,023			399,409			359,726			225,935			228,054
Allowance for credit losses	(57,480)			(57,308)			(46,700)			(28,730)			(30,006)
Total assets	$5,774,824			$5,745,440			$5,769,312			$3,596,311			$3,506,336

	Q1 2024			Q4 2023			Q3 2023			Q2 2023			Q1 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-bearing liabilities
Demand deposits	$1,110,524	$6,362	2.30%	$1,117,117	$6,673	2.37%	$1,056,956	$6,659	2.50%	$685,674	$3,913	2.29%	$694,894	$3,236	1.89%
Money market and savings deposits	1,669,074	10,160	2.45	1,605,930	8,330	2.06	1,572,920	6,810	1.72	907,068	2,526	1.12	1,004,553	2,374	0.96
Brokered deposits	20,465	251	4.93	92,840	1,347	5.76	98,649	1,225	4.93	—	—	—	—	—	—
Certificates of deposit $100,000 or more	762,210	7,675	4.05	701,051	6,898	3.90	706,642	6,272	3.52	312,367	2,337	3.00	241,436	1,076	1.81
Other time deposits	417,362	4,049	3.90	391,820	4,885	4.95	285,743	2,507	3.48	225,495	1,138	2.03	207,403	595	1.16
Interest-bearing deposits (4)	3,979,635	28,497	2.88	3,908,758	28,133	2.86	3,720,910	23,473	2.50	2,130,604	9,914	1.87	2,148,286	7,281	1.37
Advances from FHLB - short-term	4,000	56	5.63	1,141	16	5.56	70,348	692	3.90	261,797	3,449	5.28	113,972	1,361	4.84
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,418	1,451	8.06	72,155	1,462	8.04	71,907	1,461	8.06	43,185	776	7.21	43,108	756	7.11
Total interest-bearing liabilities	4,056,053	30,004	2.98	3,982,054	29,611	2.95	3,863,165	25,626	2.63	2,435,586	14,139	2.33	2,305,366	9,398	1.65
Noninterest-bearing deposits	1,163,023			1,228,060			1,345,976			778,058			820,162
Accrued expenses and other liabilities	39,772			28,286			27,057			19,442			19,634
Stockholders' equity	515,976			507,040			533,114			363,225			361,174
Total liabilities and stockholders' equity	$5,774,824			$5,745,440			$5,769,312			$3,596,311			$3,506,336

Net interest income		$41,214			$41,606			$45,702			$22,546			$25,704

Net interest spread			2.34%			2.34%			2.61%			2.04%			2.69%
Net interest margin			3.08%			3.09%			3.35%			2.68%			3.18%
Cost of Funds			2.31%			2.25%			1.95%			1.76%			1.22%
Cost of Deposits			2.23%			2.17%			1.84%			1.37%			0.99%
Cost of Debt			7.93%			8.00%			6.00%			5.56%			5.47%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.2 million, $4.8 million, $6.1 million, $0.3 million and $0.5 million of accretion interest on loans for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $(0.4) million, $(1.5) million, $(0.5) million, $41,000 and $0.1 million of amortization of deposits premium, and $(0.2) million, $(0.2) million, $(0.2) million, $(47,000) and $(47,000) of amortization of borrowing fair value adjustment for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited)

						YTD	YTD
(In thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	3/31/2024	3/31/2023

The following reconciles return on average assets, average equity and return on average tangible equity (Note 1):
Net income (loss)	$8,184	$10,490	$(9,737)	$4,018	$6,457	$8,184	$6,457
Net income (loss) - annualized (A)	$32,916	$41,618	$(38,632)	$16,295	$26,187	$32,916	$26,187

Net income (loss)	$8,184	$10,490	$(9,737)	$4,018	$6,457	$8,184	$6,457
Add: Amortization of intangible assets, net of tax	1,989	1,876	1,741	317	320	1,989	320
Add: Merger Expenses, net of tax	—	435	9,828	872	502	—	502
Add: Credit Card Fraud Losses, net of tax	3,339	—	—	—	—	3,339	—
Net income, excluding net amortization of intangible assets, merger related expenses and credit card fraud losses	13,512	12,801	1,832	5,207	7,279	13,512	7,279
Net income, excluding net amortization of intangible assets, merger related expenses and credit card fraud losses - annualized (B)	$54,345	$50,787	$7,268	$21,121	$29,520	$54,345	$29,520

Return on average assets (GAAP)	0.57%	0.72%	(0.67)%	0.45%	0.75%	0.57%	0.75%
Return on average assets excluding net amortization of intangible assets, merger related expenses and credit card fraud losses- (Non-GAAP)	0.94%	0.88%	0.01%	0.59%	0.84%	0.94%	0.84%

Average assets	$5,774,824	$5,745,440	$5,769,312	$3,596,311	$3,506,336	$5,774,824	$3,506,336

Average stockholders' equity (C)	$515,976	$507,040	$533,114	$363,225	$361,174	$515,976	$361,174
Less: Average goodwill and core deposit intangible	(110,167)	(112,752)	(115,604)	(68,172)	(68,607)	(110,167)	(68,607)
Average tangible equity (D)	$405,809	$394,288	$417,510	$295,053	$292,567	$405,809	$292,567

Return on average equity (GAAP) (A)/(C)	6.38%	8.21%	(7.25)%	4.49%	7.25%	6.38%	7.25%
Return on average tangible equity (Non-GAAP) (B)/(D)	13.39%	12.88%	1.74%	7.16%	10.09%	13.39%	10.09%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):
Noninterest expense (E)	$36,698	$33,670	$47,158	$21,608	$20,893	$36,698	$20,893
Less: Amortization of intangible assets	(2,576)	(2,595)	(2,634)	(435)	(441)	(2,576)	(441)
Less: Merger Expenses	—	(602)	(14,866)	(1,197)	(691)	—	(691)
Less: Credit Card Fraud Losses	(4,323)	—	—	—	—	(4,323)	—
Adjusted noninterest expense (F)	$29,799	$30,473	$29,658	$19,976	$19,761	$29,799	$19,761

Net interest income (G)	$41,135	$41,525	$45,622	$22,494	$25,664	$41,135	$25,664
Add: Taxable-equivalent adjustment	79	81	80	51	40	79	40
Taxable-equivalent net interest income (H)	$41,214	$41,606	$45,702	$22,545	$25,704	$41,214	$25,704

Noninterest income (I)	$6,567	$7,548	$14,984	$5,294	$5,334	$6,567	$5,334
Investment securities losses (gains)	—	—	2,166	—	—	—	—
Adjusted noninterest income (J)	$6,567	$7,548	$17,150	$5,294	$5,334	$6,567	$5,334

Efficiency ratio (GAAP) (E)/(G)+(I)	76.93%	68.61%	77.81%	77.76%	67.40%	76.93%	67.40%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	62.37%	61.99%	47.19%	71.76%	63.67%	62.37%	63.67%

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited) - Continued

(In thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023

The following reconciles book value per common share and tangible book value per common share (Note 1):
Stockholders' equity (K)	$515,228	$511,135	$501,578	$363,140	$361,638
Less: Goodwill and core deposit intangible	(108,781)	(111,356)	(113,951)	(67,937)	(68,372)
Tangible equity (L)	$406,447	$399,779	$387,627	$295,203	$293,266

Shares outstanding (M)	33,211	33,162	33,136	19,907	19,898

Book value per common share (GAAP) (K)/(M)	$15.51	$15.41	$15.14	$18.24	$18.17
Tangible book value per common share (Non-GAAP) (L)/(M)	$12.24	$12.06	$11.70	$14.83	$14.74

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):
Stockholders' equity (N)	$515,228	$511,135	$501,578	$363,140	$361,638
Less: Goodwill and core deposit intangible	(108,781)	(111,356)	(113,951)	(67,937)	(68,372)
Tangible equity (O)	$406,447	$399,779	$387,627	$295,203	$293,266

Assets (P)	$5,825,704	$6,010,918	$5,705,372	$3,641,631	$3,553,694
Less: Goodwill and core deposit intangible	(108,781)	(111,356)	(113,951)	(67,937)	(68,372)
Tangible assets (Q)	$5,716,923	$5,899,562	$5,591,421	$3,573,694	$3,485,322

Period-end equity/assets (GAAP) (N)/(P)	8.84%	8.50%	8.79%	9.97%	10.18%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	7.11%	6.78%	6.93%	8.26%	8.41%
____________________________________
Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

(Dollars in thousands)	March 31, 2024	%	December 31, 2023	%	September 30, 2023	%	June 30, 2023	%	March 31, 2023	%
Portfolio Loans by Loan Type
Construction	$299,133	6.43%	$299,000	6.44%	$328,750	7.12%	$220,228	8.00%	$250,447	9.38%
Residential real estate	1,515,134	32.59%	1,490,438	32.11%	1,439,464	31.17%	938,151	34.07%	866,225	32.46%
Commercial real estate	2,272,867	48.90%	2,286,154	49.27%	2,283,521	49.45%	1,130,346	41.06%	1,096,937	41.11%
Commercial	229,594	4.94%	229,939	4.95%	229,474	4.97%	138,459	5.03%	140,312	5.26%
Consumer	325,076	6.99%	328,896	7.09%	330,411	7.16%	326,039	11.84%	314,760	11.79%
Credit Cards	6,921	0.15%	6,583	0.14%	6,099	0.13%	—	—%	—	—%
Total loans	4,648,725	100.00%	4,641,010	100.00%	4,617,719	100.00%	2,753,223	100.00%	2,668,681	100.00%
Less: Allowance for credit losses	(57,336)		(57,351)		(57,051)		(29,014)		(28,464)
Total loans, net	$4,591,389		$4,583,659		$4,560,668		$2,724,209		$2,640,217

Shore Bancshares, Inc.
Summary of Deposits (Unaudited)

	March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$1,200,680	23.15%	$1,258,037	23.36%	$1,211,401	23.70%	$778,963	26.52%	$808,679	27.00%
Interest-bearing:
Demand	1,101,954	21.26%	1,165,546	21.64%	1,210,051	23.69%	694,221	23.63%	726,070	24.25%
Money market deposits	1,358,205	26.20%	1,430,603	26.56%	1,179,049	23.08%	600,724	20.45%	675,751	22.57%
Savings	354,098	6.83%	347,324	6.45%	371,755	7.28%	270,884	9.22%	295,002	9.85%
Certificates of deposit	1,169,342	22.56%	1,184,610	21.99%	1,136,488	22.25%	592,734	20.18%	489,060	16.33%
Total interest-bearing	3,983,599	76.85%	4,128,083	76.64%	3,897,343	76.30%	2,158,563	73.48%	2,185,883	73.00%

Total Deposits	$5,184,279	100.00%	$5,386,120	100.00%	$5,108,744	100.00%	$2,937,526	100.00%	$2,994,562	100.00%